UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 1, 2007 (February 1, 2007)

THORIUM POWER, LTD.
(Exact name of small business issuer as specified in its charter)

Nevada	000-28535	91-1975651
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(State or other jurisdiction of of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8300 Greensboro Drive, Suite 800, McLean, VA 22102 (Address of Principal Executive Offices) 800-685-8082 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Officer.

On January 24, 2007, the Company appointed Erik Hällström as its Chief Operating Officer, effective February 1, 2007. Pursuant to the terms of an Employment Agreement the Company entered into with Mr. Hällström (the “Hällström Employment Agreement”), dated February 1, 2007, the Company agreed to pay Mr. Hällström an annual salary of $200,000, as consideration for performance of his duties as Chief Operating Officer. In addition, the Company has agreed (i) to issue to Mr. Hällström 1,000,000 shares (the “Hällström Shares”) of common stock of the Company and (ii) pursuant to the Company’s 2007 Stock Plan, to grant to Mr. Hällström a ten-year incentive option (the “Hällström Options”) for the purchase of 1,000,000 shares of the common stock of the Company, at an exercise price equivalent to the fair market price on February 1, 2007, the effective date of the Agreement. The term of the Hällström Employment Agreement shall commence on February 1, 2007, and will end when terminated by either party as provided in the Hällström Employment Agreement.

The Company agreed to issue the Hällström Shares in accordance with the terms and conditions of a separate stock agreement (the “Stock Agreement”), which has not yet been executed. The Hällström Shares will be shares of restricted stock and the certificate evidencing them will bear a restricted legend and stop transfer order will be placed against them. The Hällström Shares will vest in equal monthly installments over a three year term with accelerated vesting upon a Change of Control, termination of Mr. Hällström by the Company Without Cause or the cessation of Mr. Hällström’s employment with the Company for Good Reason (all as defined in the Hällström Employment Agreement). No portion of the Hällström Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Mr. Hällström until such portion of the Hällström Shares becomes vested.

The Company agreed to grant the Hällström Options in accordance with the terms and conditions of a separate stock option agreement (the “Option Agreement”), which has not yet been executed. The Hällström Options will vest monthly over a four-year period following the six month anniversary of the Company’s grant of the Hällström Options, with accelerated vesting upon a Change of Control, termination of Mr. Hällström’s employment by the Company Without Cause, or the cessation of Mr. Hällström’s employment with the Company for Good Reason (all as defined in the Hällström Employment Agreement).

This brief description of the terms of the Hällström Employment Agreement is qualified by reference to the provisions of such Agreement, which is attached to this report as Exhibit 10.1 and incorporated by reference herein.

Biographical Information

Mr. Hällström is a native of Sweden. He served as a lieutenant in that nation’s military, and as diplomat at the Swedish Embassy in Moscow with a focus on energy, manufacturing and environmental issues. From 1994 - 2002, Mr. Hällström worked with the Boston Consulting Group in Europe and North America, where he managed initiatives to create new high tech businesses and advised numerous multinational companies on their strategic direction. Most recently, from 2003 - 2006, Mr. Hällström served as Senior Vice President of WorldSpace Satellite Radio, an early provider of satellite-based radio to markets in Asia, Europe, the Middle East and Africa. He holds a Master’s degree in Engineering from the Royal Institute of Technology in Sweden, a Master’s degree in Economics and Business Administration from the Stockholm School of Economics and an MBA with distinction from INSEAD in France.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated February 1, 2007, between Erik Hällström and Thorium Power, Ltd.

99.1	Press Release, dated February 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, in the City of Reno, Nevada on February 1, 2007.

NOVASTAR RESOURCES LTD.

By:	/s/ Seth Grae
Seth Grae
President and Chief Executive Officer

EXHIBIT INDEX

10.1	Employment Agreement, dated February 1, 2007, between Erik Hällström and Thorium Power, Ltd.
99.1	Press Release, dated February 1, 2007